EXHIBIT (n)

                         CONSENT OF INDEPENDENT AUDITORS



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                                                                     Exhibit (n)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm in this Registration Statement (Form N-2, File Nos. 333-107578 and 811-04875) of Royce Value Trust, Inc. and to the use of our report dated January 15, 2003 (except for Note 8, as to which the date is September 12, 2003) on the financial statements and financial highlights of Royce Value Trust, Inc. Such financial statements and financial highlights appear in the 2002 Annual Report to Stockholders which is included in the Statement of Additional Information in the Registration Statement.



                                                       /s/ TAIT, WELLER & BAKER
                                                       ------------------------
                                                       TAIT , WELLER & BAKER

Philadelphia, Pennsylvania
September 30, 2003